ORIGINAL ISSUE DISCOUNT CONVERTIBLE PROMISSORY NOTE

Face Amount: $45,000.00	May 18, 2015
Purchase Price: $37,500.00

               FOR VALUE RECEIVED, FBEC WORLDWIDE, INC., a Wyoming corporation (the “Maker or Company”), with its principal offices located at 16639 Rocker Rd., CA, 95975  promises to pay to the order of BEAUFORT CAPITAL PARTNERS LLC, or its registered assigns (the “Payee”), upon the terms set forth below, the principal amount of Thirty Seven Thousand Five Hundred Dollars ($37,500.00) (this “Note”).

1. Payments.

(a)           The purchase price ($37,500.00) of this Note shall be due on November 18, 2015 or such later date as is agreed to in writing by the Payee (the “Maturity Date”), unless due earlier in accordance with the terms of this Note (see Section c below).

(b)           All overdue unpaid principal to be paid hereunder shall entail a late fee at the rate of 10% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal is due hereunder through and including the date of payment.

(c)           Absent the occurrence of an Event of Default (unless such Event of Default is waived in writing by the Payee), the Maker may prepay this Note for a net payment of $45,000.00 at any time prior to August 18, 2015.  If the $45,000.00  is not pre-paid by August 18, 2015  , payee has the right to refuse any further payments and choose to convert this note when it has matures 90 days after payment of this $37,500.00.

2.           Payment Schedule. $37,500.00 to the Company upon written proof that the transfer agent and corporate attorney have been paid. Beaufort will make payments to these entities and deduct from the $37,500.00 to the Company if these entities are owed monies over $500 as of May 18, 2015.

3.      Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           [Intentionally omitted];

(iii)           Maker or any of its subsidiaries shall fail to observe or perform any of their respective obligations owed to Payee under this Note or any other covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or in any other agreement executed in connection herewith and such failure or breach shall not have been remedied within ten days after the date on which notice of such failure or breach shall have been delivered;

(iv)           Maker or any of its subsidiaries shall commence, or there shall be commenced against Maker or any subsidiary, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any subsidiary, or there is commenced against Maker or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or any subsidiary makes a general assignment for the benefit of creditors; or Maker or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or any subsidiary for the purpose of effecting any of the foregoing;

(v)           Maker or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi)           Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Maker or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 33% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker, consolidation or sale of 33% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(vii)   Failure to complete the preparation and filing of the financial statements with the SEC. Beaufort MUST be notified 7 business days ahead of failure to complete the preparation and filing of the financial statements with the SEC in a timely manner.

(b)   If any Event of Default occurs (unless such Event of Default is waived in writing by the Payee), the full principal amount of this Note shall become, at the Payee's election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 10% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4.           Section 4. Conversion.

(a) (i)
Holder's Conversion Right.  At any time after the Maturity Date until this Note is no longer outstanding, this Note, including interest and principal, shall be convertible into shares at a 38% discount to the lowest intraday trading price within the twenty (20) days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent. . If the Issuer’s Stock fails to maintain a bid-price at any time prior to the Maturity of this Note, the Investor’s Conversion Feature shall be reset to par value per share.

The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Notes to the Company until the entire amount of this Note has been satisfied. The Company shall deliver any objection to any Notice of Conversion within TWO (2) Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. If the Company does not request the issuance of the shares underlying this Note after receipt of a Notice of Conversion within TWO (2) Business days following the period allowed for any objection, the Company shall be responsible for any differential in the value of the converted shares underlying this Note between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered. In addition, if the Company fails to timely (within 72 hours, 3 business days), deliver the shares per the instructions of the Payee, if permitted under Rule 144 of the rules and regulations of the Securities and Exchange Commission, free and clear of all legends in legal free trading form, the Company shall allow Payee to add two (2) days to the look-back (the mechanism used to obtain the conversion price along with discount) for each day the Company fails to timely (within 72 hours, 3 business days)) deliver shares, on the next conversion.

The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof. Any Opinion Letter required to effectuate the issuance of the shares pursuant to this Paragraph4 (a) and the Notice of Conversion shall be provided and issued by BEAUFORT CAPITAL PARTNERS LLC. The parties hereby agree that the Payee will cover all reasonable legal costs associated with the issuance of the Opinion Letter to the Transfer Agent.

(ii)           [Intentionally omitted]

(iii)           Whenever the Set Price is adjusted pursuant to any of Section 4, the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iv)           If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval  of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any  sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Notes, and shall cause to be mailed to the Holders at their last addresses as they shall  appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Notes during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(v)           If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to  such Fundamental Transaction, the holder of one share of  Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with the foregoing provisions and     evidencing the Holder's right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  If any Fundamental Transaction constitutes or results in a Change of Control Transaction, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Note from the Holder for a purchase price, payable in cash within 5 trading days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the 200% of the remaining unconverted principal amount of this Note on the date of such request, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder.

(b)           The Company covenants that it will at all times; reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note.

(c)           Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone   number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City  time) on such date, (iii) the second Business Day following the date of  mailing, if sent by nationally recognized overnight courier service, or  (iv) upon actual receipt by the party to whom such notice is required to be given.

(d)           Notwithstanding anything to the contrary herein contained, the Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon such conversion and held by the Holder after application of this section.  The provisions of this section may be waived by the Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

5.           Negative Covenants.  So long as any portion of this Note is outstanding, the Maker will not and will not permit any of its Subsidiaries to directly or indirectly, unless consented to in writing by the Payee:

i.	amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Payee;

6.           No Waiver of Payee’s Rights.    All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

7.           Modifications.   No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

8.           Cumulative Rights and Remedies; Usury.   The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this. The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.           Use of Proceeds.  Maker shall use the proceeds from this Note hereunder for general working capital purposes.

10.          Collection Expenses.   If Payee shall commence an action or proceeding to enforce this Note, then Maker shall reimburse Payee for its costs of collection and reasonable attorney’s fees incurred with the investigation, preparation and prosecution of such action or proceeding.

11.           Severability.    If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

12.           Successors and Assigns.   This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Note.

13.           Lost or Stolen Promissory Note.   If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

14.           Due Authorization.   This Note has been duly authorized, executed and delivered by Maker and is the legal obligation of Maker, enforceable against Maker in accordance with its terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Maker, or the validity or enforceability of this Note other than such as have been met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this Note will not  violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Maker or any mortgage, indenture, contract or other agreement to which the Maker is a party or by which the Maker or any property or assets of the Maker may be bound.

15.           Governing Law.   All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Maker and Payee agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each of Maker and Payee hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Maker and Payee hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and Payee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

16.           Notice.                        Any and all notices or other communications or deliveries to be provided by the Payee hereunder, including, without limitation, any conversion notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Maker, or such other address or facsimile number as the Maker may specify for such purposes by notice to the Payee delivered in accordance with this paragraph.  Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Payee at the address of the Payee appearing on the books of the Maker, or if no such address appears, at the principal place of business of the Payee.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 p.m. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 p.m. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

17.           Equity Blocker. The Holder shall not convert this debenture into shares of common stock in an amount greater than 4.99% (9.99% if the Company is not a fully reporting company under the Securities Exchange Act of 1934 (“Non-Reporting”))
of the total issued and outstanding shares of common stock of the Company, at any time during the term of this Debenture.
Any attempt to do so by the Holder or Payee shall not be effectuated. The calculation of the Holder’s 4.99% (9.99% if the Company is Non-Reporting) holding shall include any and all shares of common stock beneficially held by the Holder at such time or within the next 60 days.

**: FAILURE TO HONOR ANY CONVERSION REQUEST (UNDER 4.99% OF THE OUTSTANDING SHARE COUNT AND HAVE THE CERTIFICATE SENT OUT WITHIN 72 BUSINESS HOURS OF REQUEST FOR CONVERSION TO THE TRANSFER AGENT OF RECORD, WILL ADD $1,000.00 PER DAY TO THE PRINCIPAL OF THE LOAN (UNTIL THE SECURITIES HAVE BEEN ISSUED) & PRICE PER SHARE RESETS TO PAR VALUE PER SHARE FOR THE BALANCE OF THE NOTE.

The undersigned signs this Note as a maker and not as a surety or guarantor or in any other capacity.

FBEC WORLDWIDE, INC. /s/ Robert Sand By: _____________________ Name: ROBERT SAND Title: CEO BEAUFORT CAPITAL PARTNERS LLC /s/ Robert Marino By: _____________________ ROBERT MARINO MANAGING MEMBER

FBEC WORLDWIDE, INC.
NON-SHELL LETTER

In connection with the above referenced agreement and exhibits and related agreements and     instruments, herein the Agreement, and any present and any future conversion requests of Beaufort Capital Partners, LLC (“Beaufort”) we irrevocably confirm:

1.   FBEC Worldwide, Inc.       (”FBEC”) is not, and has not been, a shell issuer as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the “Securities Act”) nor is or was a "shell" as otherwise commonly understood;

2.	FBEC Worldwide, Inc. is, unless noted "Not Applicable," subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.
FBEC Worldwide, Inc.        has to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 6 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting;

4.
FBEC Worldwide, Inc.       is now and will remain current with all obligations with its stock transfer agent and the   Securities and Exchange Commission and the state of incorporation. Your company and officers and owners and affiliates are not officers, Directors or material shareholders of FBEC Worldwide, Inc.   or affiliates of FBEC Worldwide, Inc. , Beaufort is not an affiliate.

 Representations herein survive the issuance or closing of any instrument or matter, and we will cooperate as needed to give effect to and protect your rights including as to the transfer agent and you may rely upon these promises and representations.

Effective Date: 05/18/2015

Very truly yours, /s/ Robert Sand By: ________________________ Name: Robert Sand Title: CEO

Resolution approved by the Board of Directors of   FBEC Worldwide, Inc.

UNANIMOUS CONSENT IN LIEU OF A SPECIAL
MEETING OF DIRECTORS OF FBEC Worldwide, Inc.

The undersigned, being the director of FBEC Worldwide, Inc.; a corporation of the State of Wyoming, (the “Corporation”), do hereby authorize and approve the actions set forth in the following resolutions without the formally of convening a meeting, and do hereby consent to the following actions of this Corporation, which actions are hereby deemed affective as of the date hereof:

RESOLVED: that the officer of this Corporation is authorized and directed to
Enter into the Securities Settlement Agreement in the amount of $37,500.00 with
Beaufort Capital Partners, LLC, dated 05/18/2015 to provide conversion features at a 38% discount to the lowest intraday trading price within the twenty (20) days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent. If the Issuer’s stock fails to maintain a Bid at any time prior the Maturity of this Note, the Investor’s conversion price shall reset to Par Value based upon the previous conversion terms for such notes that shall come due on 11/18/2015.

RESOLVED: that the officer of this Corporation hereby certify this corporation has never been a “blank check shell” or “shell company” (an issuer as described in Rule 144(i)(1)(i) promulgated under the Securities Act of 1933 or as defined in SEC Rule 405) and is in compliance with Rule 144 (i)(2).; and

FURTHER RESOLVED, that each of the officer of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate of the purpose of carrying out the intent of the foregoing resolutions and the transactions contemplated thereby; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing his/her signature hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as a majority of the direction of FBEC Worldwide, Inc.

Effective Date: 05/18/2015
/s/ Robert Sand
By: _________________________
Name: Robert Sand
Title:    CEO

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Original Issue Discount Secured Promissory Note of FBEC WORLDWIDE, INC.       (the “Company”) dated 05/18/2015 into shares of common stock (the "Common Stock") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay a reasonable transfer expense payable with respect thereto.  No fee will be charged to the Payee for any conversion, except for such transfer expense, if any.

Conversion calculations:

Company Name: FBEC WORLDWIDE, INC.
Date to Effect Conversion: ___/____/___

Conversion Price: At any time after the Maturity Date until this Note is no longer outstanding, this Note, including interest and principal, shall be convertible into shares at a 38% discount to the lowest intraday trading price within the twenty (20) days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent. If the Issuer’s stock fails to maintain a Bid at any time prior the Maturity of this Note, the Investor’s conversion price shall reset to Par Value based upon the previous conversion terms for such notes that shall come due on 11/18/2015.

Principal Amount of Agreement to be converted: $ ______________

Interest Amount of Agreement to be converted: $________________

Number of shares of Common Stock to be issued: ______________

Principal to Remain: $___________________

/s/ Robert Marino
By: ____________________
Name: ROBERT MARINO
Title: MANAGING MEMBER

BEAUFORT CAPITAL PARTNERS LLC
660 White Plains Rd, Suite 455
Tarrytown, NY 10591

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF
FBEC Worldwide, Inc.

I, the undersigned, do hereby certify that at a meeting of the Board of Directors of FBEC, a Wyoming corporation organized under the laws of the State of Wyoming (the “Corporation”), duly held on May 18, 2015     at 16639 Rocker Rd., CA, 95975 which said meeting no less than one director were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, a member of the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Original Issue Discount Secured Convertible Promissory Note dated 05/18/2015 (the “Agreement”), in connection with the issuance of a convertible note of the Corporation, in the aggregate principal amount of $37,500.00 (the “Note”), convertible into shares of at  a 38% discount to the lowest intraday trading price within the twenty (20)  days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent. If the Issuer’s stock fails to maintain a Bid at any time prior the Maturity of this Note, the Investor’s conversion price shall reset to Par Value based upon the previous conversion terms for such notes that shall come due on 11/18/2015. FBEC (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with Securities Transfer Corporation   ,  the Corporation’s transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note; and the indemnification of Securities Transfer Corporation   , for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the “Letter Agreement”);

We authorize the issuance of up to 25,000,000 shares upon conversion of the all the debt covered in the agreement dated May 18, 2015 and STC can rely upon the instructions to issue the shares without any further action by the company. In the event that they have not reserved 25,000,000 shares for the debt, the board will agree to amend their Articles of Incorporation to authorize the issuance of additional shares under this agreement, and further agree to indemnify STC against any and all claims arising from said issuance including attorney’s fees.

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note and the Letter Agreement which provides in pertinent part: (i) reserve shares of common stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of common stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note) without any further action or confirmation by the Corporation; (iii) hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms and any such shares shall be considered fully paid and non-assessable at the time of their issuance and (iv) the Corporation indemnifies Securities Transfer Corporation   , for all loss, liability, or expense in carrying out the authority and direction contained in the Letter Agreement:

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Wyoming, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand as CEO and as a Member of the Board of Directors of the Corporation.

Dated: 05/18/2015
Member of the Board:
/s/ Robert Sand
By:    _________________________________
Title: CEO

(05/18/2015)

Securities Transfer Corporation
2591 Dallas Parkway
Suite 102
Frisco, TX 75034

To Whom It May Concern:

FBEC WORLDWIDE, INC., a Wyoming corporation (the "Company") and BEAUFORT CAPITAL PARTNERS LLC (the "Investor") have entered into an Original Issue Discount Secured Convertible Note dated as of 05/18/2015 (the "Note").

A copy of the Note is attached hereto.  You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein.  The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("Common Stock"), of the Company (initially 25,000,000) for issuance upon full conversion of the Note in accordance with the terms thereof.  The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company and the Investor.

So long as you have previously received confirmation from the Company (or Investor counsel) that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction and the Company or its counsel or Investor's counsel provides an opinion of counsel to that effect that is satisfactory to the transfer agent and the number of shares to be issued are less than 10% of the total issued and outstanding common stock of the Company, such shares should be transferred in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares (such shares shall be issued from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury).  Until such time as you are advised by Investor or Company counsel that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction (and have been provided by Investor or Company counsel with an opinion of counsel to that effect that is satisfactory to the transfer agent) and the number of shares to be issued are less than 10% of the total issued and outstanding common stock of the Company, you are hereby instructed to place the following legends on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and you are instructed to issue a certificate without such legend to the holder of any shares upon which it is stamped, if: (a) such shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction (and the Company or its counsel or Investor's counsel provides an opinion of counsel to that effect that is satisfactory to the transfer agent) and the number of shares to be issued is less than 10%  of the total issued common stock of the Company, and (b) such holder provides the Company and the transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company and the transfer agent with reasonable assurances and an opinion of counsel to that effect is satisfactory to the transfer agent that such shares can be sold pursuant to Rule 144.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

Your firm will not delay in processing any Conversion notices owing to the fact the Company is in arrears of its fees and other monies owed to your firm, provided that the Investor agrees that each such time a Conversion Notice is delivered to your firm, and the Company is in arrears or has otherwise been placed on financial hold, the Company authorizes your firm to notify the Investor that the Company is currently on financial hold and the Investor agrees to pre-pay the full cost of processing the Conversion Notice.  Securities Transfer Corporation, the Investor and the Company understand and agree that the current cost of processing such a conversion transaction is estimated to be between $125 and $275, though the Company and Investor understand and agree that Securities Transfer Corporation’s fee schedule is subject to change and the Investor and the Company agree to pay the full amount of any such conversion according to the Securities Transfer Corporation, fee schedule then in force.

The Company agrees that in the event that the Transfer Agent resigns as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

The Company hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms and any such shares shall be considered fully paid and non assessable at the time of their issuance. The Company has executed and delivered to Securities Transfer Corporation, a Board Resolution indicating such and Securities Transfer Corporation, entered into this agreement in material reliance on such Board resolution.

The Investor and Company expressly understand and agree that nothing in this Irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the transfer agent, in its sole discretion as the Transfer Agent, to do, take or not do or take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under by the Securities and Exchange Commission.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours, FBEC Worldwide, Inc. /s/ Robert Sand ________________________ Name: Robert Sand Title: CEO

Acknowledged and Agreed:

Securities Transfer Corporation

/s/ George Johnson
By:  ______________________
Name: George Johnson
Title: Vice President